AGREEMENT


     This agreement (the "Agreement") is entered into as of the 16 day of April, 1999, by and between Justin Industries, Inc., a Texas corporation (the "Company"), and John S. Justin, an individual ("Justin").

                                R E C I T A L S :

     A. The Company and Justin are parties to an Employment Contract dated as of the 14th day of September, 1994, as amended by Amendment No. 1 thereto, dated as of December 18, 1997, and Amendment No. 2 thereto dated as of September 15, 1998 (collectively the "Employment Contract").

     B. Pursuant to the terms of the Employment Contract, the Company agreed to employ Justin and Justin agreed to be so employed by the Company for a term ending on November 30, 1999 (the "Term").

     C. Justin has now determined to retire from employment with the Company effective April 16, 1999, and, in connection therewith, Justin and the Company have mutually agreed to terminate the Employment Contract.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

     1. Justin shall be paid, in a lump sum, the balance of the salary that would have been paid under Section 2 of the Employment Contract through the end of the Term. Such amount shall be payable in accordance with the Company's standard payroll policies, practices and procedures.

     2. The Company shall transfer ownership of the automobile, which was previously furnished to Justin pursuant to Section 7 of the Employment Contract, to Justin. Upon such transfer, Justin shall be responsible for all insurance, maintenance and other expenses related to such automobile.

     3. For so long as Justin desires, the Company shall furnish Justin with use of the office space he currently occupies, equipped with a computer, and secretarial assistance of his choosing. Justin shall be entitled to use of the Company's airplanes for business and other purposes in accordance with the Company's standard policies, practices and procedures in effect from time to time.

     4. Justin shall continue to be designated to use the Company's membership at each of Shady Oaks Country Club and River Crest Country Club, and the Company will reimburse Justin for any membership dues paid by him for such period as Justin shall request. The Company shall arrange to transfer the Company's membership to each of Ridglea Country Club, the Fort Worth Club and the City Club to Justin. The Company shall pay all transfer fees associated with such transfers, if any. Justin will be responsible for payment of dues and other expenses associated with such memberships following such transfers.

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     5.   Justin shall be entitled to receive such further retirement benefits and perquisites that the Company may have in effect and for which he qualifies as a retiree as of the date of his retirement.

     6. The Company shall take such action as may be necessary to cause all stock options held by Justin to become fully vested as of the date hereof. In addition, the Company shall take such further action as may be necessary to cause all stock options held by Justin to remain exercisable until three years after the date hereof; provided, however, that no such option shall be exercisable after its expiration date.

     7. Notwithstanding that Justin is retiring from employment with the Company, it is contemplated that Justin may continue to be a member of the Board of Directors of the Company and nothing herein shall be deemed to constitute resignation by Justin as a member of the Board of Directors. For so long as Justin serves on the Board of Directors, he shall hold the honorary title of Chairman Emeritus.

     8. It is recognized that certain paintings, sculptures, other artwork and memorabilia located in the office space at the Company used by Justin (more particularly described and listed on Exhibit A attached hereto) are the personal property of Justin and may be removed by him at any time.

     9. At such time that Justin ceases to be a member of the Board of Directors of the Company, the Company shall reasonably endeavor to obtain, and maintain in effect for Justin's benefit for a period of two years, continuation of director and officer liability insurance coverage reasonably equivalent to that, if any, provided for the members of the Board of Directors.

     10. Any waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. No waiver shall be binding unless in writing and signed by the party waiving the breach.

     11. This Agreement shall be deemed to have been executed and delivered within the State of Texas, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas without regard to principles of conflict of laws.

     12. This Agreement is personal to Justin and Justin shall not assign, transfer, or otherwise convey this Agreement or any right or interest herein. This Agreement and all rights and obligations of the Company or any of its successors may be assigned or otherwise transferred to any of its successors and shall be binding upon and inure to the benefit of such persons or entities. As used herein, the term "successor" shall mean any person, corporation or other entity acquires all or substantially all of the Company's stock or with which the Company merges or consolidates.

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     13.  If any provision of this Agreement or the application thereof is held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or application thereof which can be given effect without the invalid provision or application and to this end the provisions of this Agreement are declared to be severable.

     14. This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or by express or other delivery service, if to Justin, to his attention at the address recorded in Justin's personnel file and, if to the Company, to the attention of the Secretary of the Company at 2821 West Seventh Street, Fort Worth, Texas 76107 (or such other address as specified from time to time by a party in a written notice to the other party given as provided herein).

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.


                                   JUSTIN INDUSTRIES, INC.


                                   By:  /S/J. T. DICKENSON
                                      --------------------------
                                   Name:  J. T. Dickenson
                                   Title:  President/CEO


                                   /S/JOHN S. JUSTIN
                                   -----------------------------
                                   John S. Justin

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